                                                                    Exhibit 1(b)

                          LANDMARK INSTITUTIONAL TRUST

                              AMENDED AND RESTATED
                   ESTABLISHMENT AND DESIGNATION OF SERIES OF
          SHARES OF BENEFICIAL INTEREST (PAR VALUE $0.00001 PER SHARE)


        Pursuant to Section 6.9 of the Declaration of Trust, dated as of July 8, 1992, as amended (the "Declaration of Trust"), of Landmark Institutional Trust (the "Trust"), the undersigned, being a majority of the Trustees of the Trust, do hereby amend and restate the Trust's existing Establishment and Designation of Series of Shares of Beneficial Interest (par value $0.00001 per share) in order to establish a new series of Shares (as defined in the Declaration of Trust). No other changes to the special and relative rights of the existing series are intended by this amendment and restatement.

        1. The series shall be designated as follows:

           LANDMARK INSTITUTIONAL LIQUID RESERVES
           LANDMARK INSTITUTIONAL U.S. TREASURY RESERVES
           LANDMARK INSTITUTIONAL TAX FREE RESERVES
           CITI INSTITUTIONAL CASH MANAGEMENT FUND

        2. Each series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of each series. Each Share of each series shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which shares of that series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to such series, and shall be entitled to receive its pro rata share of the net assets of such series upon liquidation of the series, all as provided in Section 6.9 of the Declaration of Trust.

        3. Shareholders of each series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to each series as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust.

        4. The assets and liabilities of the Trust shall be allocated to each series as set forth in Section 6.9 of the Declaration of Trust.

        5. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created or otherwise to change the special and relative rights of any such series.

        IN WITNESS WHEREOF, the undersigned have executed this Establishment and Designation of Series on separate counterparts this 8th day of August, 1997.


/s/ Philip W. Coolidge                    /s/ Riley C. Gilley
--------------------------------------    --------------------------------------
    PHILIP W. COOLIDGE                        RILEY C. GILLEY
    As Trustee and Not Individually           As Trustee and Not Individually


/s/ Diana R. Harrington                   /s/ Susan B. Kerley
--------------------------------------    --------------------------------------
    DIANA R. HARRINGTON                       SUSAN B. KERLEY
    As Trustee and Not Individually           As Trustee and Not Individually

                          LANDMARK INSTITUTIONAL TRUST


                                  AMENDMENT TO
                              DECLARATION OF TRUST



        The undersigned, constituting a majority of the Trustees of Landmark Institutional Trust (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, pursuant to a Declaration of Trust dated July 8, 1992, as amended (the "Declaration"), do hereby amend Section 3.2 of the Declaration by adding the following paragraph (d) immediately after paragraph
(c) of Section 3.2:

               (d) Notwithstanding any other provision of this Declaration to the contrary, the Trustees shall have the power in their discretion without any requirement of approval by Shareholders to either invest all or a portion of the Trust Property of each series of the Trust (other than Landmark Institutional Liquid Reserves, Landmark Institutional U.S. Treasury Reserves and Landmark Institutional Tax Free Reserves), or sell all or a portion of such Trust Property and invest the proceeds of such sales, in one or more investment companies to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act.

        IN WITNESS WHEREOF, the undersigned have executed this Amendment this 8th day of August, 1997.


/s/ Philip W. Coolidge                    /s/ Riley C. Gilley
--------------------------------------    --------------------------------------
    PHILIP W. COOLIDGE                        RILEY C. GILLEY
    As trustee and not individually           As trustee and not individually


/s/ Diana R. Harrington                   /s/ Susan B. Kerley
--------------------------------------    --------------------------------------
    DIANA R. HARRINGTON                       SUSAN B. KERLEY
    As trustee and not individually           As trustee and not individually

                          LANDMARK INSTITUTIONAL TRUST

                                  AMENDMENT TO
                              DECLARATION OF TRUST



        The undersigned, constituting a majority of the Trustees of Landmark Institutional Trust (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, pursuant to a Declaration of Trust dated July 8, 1992, as amended (the "Declaration"), do hereby amend Section 1.1 of the Declaration by deleting Section 1.1 in its entirety and replacing it with the following.


               Section 1.1. Name. The name of the trust created hereby is "CitiFunds Institutional Trust."


        IN WITNESS WHEREOF, the undersigned have executed this Amendment this 18th day of September, 1997.


/s/ Philip W. Coolidge                    /s/ Riley C. Gilley
--------------------------------------    --------------------------------------
    PHILIP W. COOLIDGE                        RILEY C. GILLEY
    As trustee and not individually           As trustee and not individually


/s/ Diana R. Harrington                   /s/ Susan B. Kerley
--------------------------------------    --------------------------------------
    DIANA R. HARRINGTON                       SUSAN B. KERLEY
    As trustee and not individually           As trustee and not individually

                          CITIFUNDS INSTITUTIONAL TRUST

                              AMENDED AND RESTATED
                   ESTABLISHMENT AND DESIGNATION OF SERIES OF
          SHARES OF BENEFICIAL INTEREST (PAR VALUE $0.00001 PER SHARE)


        Pursuant to Section 6.9 of the Declaration of Trust, dated as of July 8, 1992, as amended (the "Declaration of Trust"), of CitiFunds Institutional Trust (formerly known as "Landmark Institutional Trust") (the "Trust"), the undersigned, being a majority of the Trustees of the Trust, do hereby amend and restate the Trust's existing Establishment and Designation of Series of Shares of Beneficial Interest (par value $0.00001 per share) in order to change the name of one series of Shares (as defined in the Declaration of Trust) which was previously established and designated. No other changes to the special and relative rights of the existing series are intended by this amendment and restatement.

        1.  The series shall be as follows:

           The series previously designated as Citi Institutional Cash
               Management Fund shall be redesignated as "CitiFunds Institutional Cash Reserves."

           The remaining series are as follows:
               Landmark Institutional Liquid Reserves
               Landmark Institutional U.S. Treasury Reserves
               Landmark Institutional Tax Free Reserves

        2. Each series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of each series. Each Share of each series shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which shares of that series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to such series, and shall be entitled to receive its pro rata share of the net assets of such series upon liquidation of the series, all as provided in Section 6.9 of the Declaration of Trust.

        3. Shareholders of each series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to each series as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust.

        4. The assets and liabilities of the Trust shall be allocated to each series as set forth in Section 6.9 of the Declaration of Trust.

        5. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created or otherwise to change the special and relative rights of any such series.

        IN WITNESS WHEREOF, the undersigned have executed this Establishment and Designation of Series on separate counterparts this 18th day of September, 1997.


/s/ Philip W. Coolidge                    /s/ Riley C. Gilley
--------------------------------------    --------------------------------------
    PHILIP W. COOLIDGE                        RILEY C. GILLEY
    As Trustee and Not Individually           As Trustee and Not Individually


/s/ Diana R. Harrington                   /s/ Susan B. Kerley
--------------------------------------    --------------------------------------
    DIANA R. HARRINGTON                       SUSAN B. KERLEY
    As Trustee and Not Individually           As Trustee and Not Individually